AGENCY AND INTERCREDITOR AGREEMENT

      This AGENCY AND INTERCREDITOR AGREEMENT is entered into as of this 12th day of February, 1997 (this "Agreement") among CAMERON CAPITAL LTD., a limited company organized under the laws of Bermuda with an office at 10 Cavendish Road, Hamilton, HM 19, Bermuda ("Cameron"), as a "Lender" under and as defined in the "Loan Agreement" referred to below, Dan Rubin ("Rubin"), as a Lender, the other Lenders from time to time party hereto, and Rubin in its capacity as "Agent" for Lenders under and as defined in the Loan Agreement. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

                             Preliminary Statement:

            A. Cameron, as a Lender and as predecessor Agent, and Country Star Restaurants, Inc., a Delaware corporation ("Borrower"), have entered into that certain Loan and Security Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement").

            B. Pursuant to a certain Purchase and Assignment Agreement of even date herewith between Cameron and Rubin, Cameron has assigned to Rubin certain rights, and Rubin has assumed certain obligations, under the Loan Agreement and the other Loan Documents, and Rubin has become Agent under the Loan Agreement, succeeding Cameron in such capacity.

            C. Cameron, as a Lender, Rubin, as a Lender, and the other Lenders which may from time to time become parties to the Loan Agreement desire to enter into this Agreement to set forth the terms and conditions under which Agent will act in such capacity under the Loan Agreement and the other Loan Documents.

      NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Appointment. Each Lender hereby designates and appoints Rubin as its Agent under the Loan Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the express terms and conditions contained in this Agreement. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower. Agent may perform any of its duties under this Agreement, or under the other Loan Documents, by or through its agents or employees.

      2.  Nature  of  Duties  and   Rights.   Agent  shall  have  no  duties  or
responsibilities except those expressly set forth in this Agreement, the Loan Agreement, or the other Loan Documents. Agent shall not exercise any of its or Lenders rights and remedies arising after a Default or Event of Default under the Loan Agreement or the other Loan Documents without the prior consent of all Lenders, and Agent shall exercise those rights and remedies solely at the unanimous direction of Lenders. Notwithstanding the foregoing, any Lender may, at any time after a Default or Event of Default shall have occurred and be continuing, terminate such Lender's commitment (if any) to make Loans and declare all obligations owing by Borrower to such Lender under the Loan Agreement to be immediately due and payable. Nothing in this Agreement or any of the other Loan Documents, whether express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents, except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Loans hereunder, and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the date of this Agreement or at any time or times thereafter, other than written reports provided by Borrower to Agent pursuant to the Loan Agreement. If Agent seeks the consent or approval of Lenders to the taking or refraining from taking any action under the Loan Agreement or the other Loan Documents, Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender (a) any time that Agent becomes aware that a Default or an Event of Default has occurred and is continuing and (b) any time that Lenders have instructed Agent to act or refrain from acting pursuant hereto. Agent may employ agents, co-agents and attorneys-in-fact and shall not be responsible to Lenders or Borrower, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

      3. Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it or any of them under this Agreement, the Loan Agreement, or under any of the other Loan Documents, or in connection herewith or therewith, except that (a) Agent shall be obligated on the terms set forth herein for performance of its express obligations under this Agreement and the Loan Agreement; (b) Agent shall not be entitled to exercise any of the powers granted to it under this Agreement, the Loan Agreement or the other Loan Documents in any way inconsistent with its express obligations to Lenders under this Agreement; and (c) no Person shall be relieved of any liability imposed by law for willful misconduct or any other intentional tort. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to the Loan Agreement and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from each other Lender any payment in excess of the amount to which it is determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of the Loan Agreement or any of the other Loan Documents or any of the transactions contemplated


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

thereby, or for the financial condition of Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Loan Agreement or any of the other Loan Documents or the financial condition of Borrower, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement, the Loan Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Lenders.

      4. Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement, the Loan Agreement, or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

      5. Agent in Individual Capacity. Rubin and its affiliates may make loans to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and any of their respective Subsidiaries and Affiliates as though Rubin were not Agent hereunder, and without notice to or the consent of the other Lenders. Lenders acknowledge that, pursuant to such activities, Rubin or its affiliates may receive information regarding Borrower or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or any such Subsidiary or Affiliate), and acknowledge that Agent shall be under no obligation to provide such information to them;
provided, that in the event that Rubin receives any such information which is not subject to such confidentiality obligations, and while Rubin is Agent hereunder, and Lenders are not otherwise provided with such information, then Agent shall provide such information to Lenders. With respect to the Loans made by it, Rubin shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent.

      6. Successor Agent.

            (a) Agent may resign from the performance of all of its functions and duties under this Agreement at any time solely by giving at least sixty (60) days' prior written notice to Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (b) or (c) below.

            (b) Upon any such notice of resignation, Lenders by unanimous consent may appoint a successor Agent.


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

            (c) If a successor Agent shall not have been so appointed within such sixty (60) day period because Lenders have not agreed on such successor, the retiring Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Lenders by unanimous consent shall appoint a successor Agent as provided above.

      7. Collateral Matters.

            (a) The grant of Liens in favor of Agent in the Collateral are held by Agent for the ratable benefit of all Lenders, and Agent shall act as agent for Lenders for the purpose of, among other things, attachment and perfection of Lenders' Liens in the Collateral.

            (b) Further, each Lender hereby appoints each other Lender as agent for the purpose of attaching and perfecting Lenders' security interest in assets which, in accordance with Article 9 of the UCC, can be attached and perfected only by possession. Should any Lender (other than Rubin for so long as it shall also act as Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

            (c) Agent shall not release any Agent's Lien upon any Collateral without the unanimous written consent of all Lenders. So long as no Event of Default has occurred and is then continuing, upon receipt by Agent of written consent of all Lenders to Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five
      (5) days' prior written request by Borrower, Agent shall (and is hereby irre vocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of Agent's Liens upon such Collateral.

      8. Restrictions on Actions by Lenders; Sharing of Payments and Proceeds of Collateral.

            (a) Each Lender agrees that it shall not, unless specifically requested to do so by Agent at the direction of all Lenders, take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral, the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to any or all of the Collateral. Notwithstanding the date, manner or order of perfection of the Liens granted to Agent or any Lender under the Loan Documents and notwithstanding any provisions of the UCC, or any applicable law or decision, or whether Agent or any Lender holds possession of all or any part of the Collateral, Lenders shall have Liens on all Collateral in accordance with each Lender's pro rata share of the Obligations. All proceeds of Collateral shall be shared by Lenders in accordance with their respective pro rata shares of the Obligations existing on the date the event giving rise to such proceeds shall occur.


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

            (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement, the Loan Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement or the Loan Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender shall promptly turn over the same to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement and the Loan Agreement.

      9. Payments by Agent to Lenders. All payments to be made by Agent to Lenders under the Loan Agreement shall be made by bank wire transfer or internal transfer of immediately available funds to the accounts listed on the signature pages hereto or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Loans or otherwise. Agent shall maintain at its address set forth on the signature pages hereto a register of the names and addresses of Lenders and the commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall constitute rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Agent and Lenders may treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.

      10. Amendments and Waivers. No amendment, modification or waiver of this Agreement, the Loan Agreement, or any of the other Loan Documents shall be effective unless evidenced by a writing agreed to and signed by all Lenders. No amendment, modification, termination, or waiver of any provision referring to Agent shall be effective without the written concurrence of Agent and all Lenders. With the written concurrence of any Lender, Agent may, but shall have no obligation to, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

      11. Binding Effect; Assignment; Disclosure. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto. The rights and benefits of any Lender under this Agreement, the Loan Agreement and the other Loan Documents shall, if such Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof, subject to the provisions hereof. No assignment of any Lender's interest to any new Lender under the Loan Agreement or the other Loan Documents shall become effective unless such new Lender becomes a party to this Agreement.


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

      12.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

      13. Governing Law. This Agreement shall be construed in all respects in accordance with, and governed by all of the provisions of the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

      14.  Partial  Invalidity.   Whenever  possible,  each  provision  of  this
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

Address:                            Dan Rubin,
                                      as Agent and as a Lender


Account Information:                /s/ Dan J. Rubin

Address:                            CAMERON CAPITAL LTD.,
                                       as a Lender

Account Information:

                                    By:    /s/ N. Snelling
                                           ---------------------------------
                                    Title: CEO
                                           ---------------------------------


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